                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

       NAME OF SUBSIDIARY          STATE OF INCORPORATION
       ------------------          ----------------------
       IDX Canada Inc.             Washington
       IDX Investment Corporation  Vermont